UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 30, 2007

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-7107 Commission File Number	93-0609074 (IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007, Louisiana-Pacific Corporation (“LP”) entered into Change of Control Employment Agreements (the “Change-of-Control Agreements”) with Mr. Richard Frost, Mr. Curtis M. Stevens, Mr. Richard S. Olszeski and Mr. Jeffrey N. Wagner (the “named employees”). The Change-of-Control Agreements replace the Change of Control Employment Agreements previously entered into with each of the named employees, which will be terminated as of December 31, 2007.

A copy of the form of Change-of-Control Agreement entered into between LP and each named employee is attached to this filing as Exhibit 10.1 and is incorporated herein by this reference. Certain terms used in the following description of the Change-of-Control Agreements with initial capital letters are defined in the form of Change-of-Control Agreement.

The Change-of-Control Agreements provide, among other things, that if, within three years following the occurrence of a Change of Control of LP during the Change of Control Period, the named employee’s employment with LP is terminated by LP other than for Cause or Disability, or by the named employee for Good Reason, the named employee will be entitled to receive (i) his annual base salary through the date of termination plus a pro rata amount of his target bonus for the fiscal year in which the Change of Control occurred (the “Target Bonus”), plus any compensation previously deferred by the named employee and any accrued vacation pay, (ii) an amount equal to three times the sum of (x) his annual base salary plus (y) his Target Bonus, and (iii) the difference, calculated on an actuarial present value basis, between the retirement benefits that would have accrued if the named employee’s employment had continued for an additional three years following the termination date and the actual vested retirement benefits, if any, at the date of termination. The Change-of-Control Agreements further provide that if any payment, award, benefit or distribution by LP, its affiliates or any entity which effectuates a Change of Control (or any affiliate of such an entity) to or for the benefit of the named employee (a “Payment”) is determined to be subject to any Excise Tax, then LP shall pay to the named employee a Gross-Up Payment in an amount such that after the payment by the named employee of all taxes imposed with respect to the Payment and the Gross-Up Payment (including any interest or penalties imposed with respect to such taxes), the named employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payment. Special payment provisions also apply in the event of the named employee’s death, Disability, termination of employment by LP for Cause or termination of employment by the named employee without Good Reason, within three years following the occurrence of a Change of Control of LP during the Change of Control Period. The Change of Control Period set forth in the Change-of-Control Agreements commences on January 1, 2008 and ends on the second anniversary of the date on which LP gives written notice to the named employee that the Change of Control Period shall end.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of Change of Control Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date:  December 5, 2007